[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED

Exhibit 10.25

EXECUTION VERSION

Clinical and Commercial Supply Agreement

Viral Vector Product

by and between

bluebird bio, Inc.

and

SAFC Carlsbad, Inc.

November 27, 2017

CLINICAL AND COMMERCIAL SUPPLY AGREEMENT

VIRAL VECTOR PRODUCT

This Clinical and Commercial Supply Agreement (this “Agreement”), executed as of November 27, 2017 and effective as of January 1, 2018 (the “Effective Date”), is entered into by and between:

bluebird bio, Inc., a Delaware corporation, with a place of business located at 60 Binney Street, Cambridge, MA 02142 (“Company”), and

SAFC Carlsbad, Inc., a company incorporated under the laws of the State of California, USA, with its principal offices located at 6211 El Camino Real, Carlsbad, California, 92009 (“SAFC”).

Company and SAFC are hereinafter sometimes referred to separately as a “Party” or together as the “Parties”.

RECITALS

WHEREAS, Company is engaged in the development of its [***] (each, a “Drug Product” and collectively, the “Drug Products”);

WHEREAS, SAFC develops and manufactures a broad range of viral vectors for viral and gene therapy related products that are active key ingredient(s) for use in biopharmaceutical development, clinical trials and commercial use;

WHEREAS, Company desires to engage SAFC to manufacture and supply the Vector Products (as defined herein) for use by Company in its manufacture, use and sale of its Drug Products;

WHEREAS, this Agreement is for the clinical and commercial manufacture and supply, and any and all related services, including but not limited to, Testing, Process Characterization and Process Performance Qualification (as such terms are defined herein);

WHEREAS, this Agreement supersedes and replaces that certain Production Service Agreement by and between the Parties dated October 30, 2008, as amended (the “Prior Agreement”) and said Prior Agreement is terminated in its entirety as of the Effective Date; and

NOW, THEREFORE, in consideration of the above premises and the mutual covenants, obligations and agreements contained herein, the Parties hereby agree as follows:

1.	Definitions and Interpretation
1.1

“Affiliate” means any entity directly or indirectly controlling, controlled by or under common control with either Party hereto.  For purpose of this definition, “control” shall mean ownership of over fifty percent (50%) of the equity capital, the outstanding voting securities or other ownership interest of an entity, or the right to receive over fifty percent (50%) of the profits or earnings of an entity.  In the case of non-stock organizations, the term “control” shall mean the power to control the distribution of profits.

1.2

“Agreement” means, collectively, this Agreement, its Exhibits, any Task Orders, Purchase Orders and any other documents incorporated herein by reference, including without limitation the Quality Agreement(s) (as hereinafter defined); provided, however, the Quality Agreement(s) may be amended and modified separately as a stand-alone document and not require amendment of this Agreement under those circumstances.

1.3

“Batch” means a specific quantity of Vector Product produced, tested and released from a single operation of the Manufacturing Process, as described in the Master Batch Record. A “Batch” may be any of the following types as further defined hereinafter and

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identified on the applicable Task Order [***].
1.4	“Batch Record” and “Master Batch Record” have the meanings assigned to such terms in the Quality Agreement.
1.5	“Cell Bank” means either a master cell bank or a working cell bank, whichever the case may be in its use.
1.6	“Certificate of [***]” means a certificate issued by [***].
1.7	“CFR” means the U.S. Code of Federal Regulations.

1.8“Clinical Batch” means a Batch produced by SAFC under cGMP conditions and intended for use by Company for investigational purposes.

1.9“Commercial Batch” means a Batch produced by SAFC under cGMP conditions after Company has obtained Regulatory Approval for Sale (as defined herein) of its Drug Product.

1.10

“Confidential Information” shall mean all technical, business and other information, whether tangible or intangible, including (without limitation) any and all data, techniques, discoveries, inventions, processes, know-how, patent applications, inventor certificates, trade secrets, methods of production and other confidential or proprietary information, that either Party or any Affiliate of a Party has ownership rights to (as either owner, licensee or sub-licensee), or may hereafter obtain ownership rights to, and discloses to the other Party. All Confidential Information disclosed by either Party or its Affiliates to the other Party or its Affiliates pursuant to the Prior Agreement shall be deemed to be the disclosing Party’s Confidential Information hereunder. The Parties agree to either (a) clearly mark the term “Confidential Information” upon written Confidential Information, or (b) in the case of oral disclosure of Confidential Information, to confirm the confidential or proprietary nature of such Confidential Information in a writing prior to such disclosure or within [***] following such disclosure.   Notwithstanding the foregoing, failure to mark or confirm in writing such Confidential Information does not constitute a designation of non-confidentiality when the confidential or proprietary nature would be reasonably recognized by the receiving Party based on the subject matter or type of information disclosed or the circumstances of disclosure, and such information shall be deemed Confidential Information hereunder.

1.11	“Consumables” means all single use, regularly replaced or reused materials that are required to perform the Manufacturing Process (including Resins but excluding Plasmid Stocks and Raw Materials).
1.12	“Contract Year” means each consecutive twelve (12) month period during the Term, beginning on January 1, 2018 and on each January 1 during the Term thereafter.
1.13

“Current Good Manufacturing Practices” or “cGMP” shall mean current good manufacturing practices applicable to the Manufacture of Vector Product, that are promulgated by any applicable governmental or regulatory authority, and as may be set forth in the Quality Agreement.

1.14	“Deviation” shall have the meaning set forth in the Quality Agreement.
1.15	“EMA” shall mean the European Medicines Agency of the European Union, and any successor(s) thereto.
1.16	“Failure to Supply” shall have the meaning set forth in Section 3.8(a) hereof.

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1.17	“FDA” shall mean the United States Food and Drug Administration, and any successor thereto.
1.18

“Manufacture”, “Manufacturing” or “Manufactured” means all activities related to the manufacturing of Vector Product, or any ingredient thereof to be undertaken by SAFC in accordance with the terms and conditions of this Agreement and the Quality Agreement, which may include manufacturing Vector Product or supplies for Company’s commercial sale in and for its Drug Product(s), packaging Vector Product, in-process and final testing and release of Vector Product, or any component or ingredient thereof, quality assurance activities related to manufacturing and release of Vector Product and regulatory activities related to any of the foregoing, as may be more specifically identified in the Quality Agreement, the Specifications, and the applicable Purchase Order.

1.19

“Manufacturing Facility” means those parts of the manufacturing facility owned by SAFC Carlsbad, Inc., located at 6219 El Camino Real, Carlsbad, California, 92009, operated by SAFC, validated and made available in accordance with this Agreement.

1.20

“Manufacturing Process” shall mean the instructions, Specifications (as well as specifications for raw materials and excipients), formulae, procedures, tests and standards developed, established and mutually agreed in writing by the Parties for Manufacturing the Vector Product.

1.21	“Materials Specification” means a document detailing the specifications that are applicable for each Raw Material or Consumable, each as mutually approved in writing by the parties.
1.22	“Minimum Lead Time” shall have the meaning set forth in Section 3.3(b) hereof.
1.23

“Minimum Purchase Commitment” means Company’s minimum binding purchase commitment to SAFC for a minimum number of Batches of Vector Product during a Contract Year, determined as set forth in Section 3.1(a).

1.24	“Out of Specification” or “OOS” shall have the meaning set forth in the Quality Agreement.
1.25	“Plasmid Stocks” means any Company proprietary plasmids or reference materials received by SAFC from Company.
1.26

“Process Characterization Batch” means a non-cGMP Batch produced by SAFC for the purposes of examination by the Parties as to proposed operational ranges and their individual and/or combined impact on product safety, integrity, strength, purity and quality in an effort to further define the process for commercial manufacturing of the Vector Product.

1.27	“Process Performance Qualification Batch” means a cGMP Batch produced by SAFC that confirms the process design and demonstrates consistency of operating within the allowed process parameter ranges.
1.28

“Production Records” means all Records (including Batch Records, Master Batch Records, and Specifications) and other documentation, including but not limited to databases or other work product generated by SAFC for Company during and in connection with the Services, whether recorded in writing, electronically, or otherwise.

1.29	“Project” means clearly identified portions within a fully-executed Task Order that sets forth specific Services.

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1.30

“Purchase Order” means a document issued by Company to SAFC, which shall include such details as a description, quantities, and agreed upon prices for the Vector Product and/or Services for the applicable Task Order and serves as an ordering acknowledgement mechanism for financial management and invoicing.

1.31

“Quality Agreement” means the Quality Agreement between Company and SAFC attached hereto and incorporated herein by reference as Exhibit 1, and as may be amended in accordance with the terms of this Agreement.

1.32

“Raw Materials” means all components, reagents and solvents intended for use in the Manufacturing Process for the Vector Product, but excluding any Plasmid Stocks and Consumables, which meet the applicable Materials Specifications.

1.33

“Regulations” means any and all laws, rules and regulations applicable to the performance of the Services in the country in which (a) Services are performed, or (b) a regulatory filing including results of Services is intended to be filed. Regulations shall include, without limitation, and where and when applicable; (i) the United States Food, Drug, and Cosmetic Act, as amended and any and all rules, regulations and guidance promulgated thereunder, (ii) all applicable European Union, national and local laws, standards and guidelines, (iii) any and all rules and regulations of the Regulatory Agency or any other federal or state government agency related to the conduct of clinical research studies, and (iv) any applicable guidelines promulgated by the International Conference on Harmonization, including without limitation, the ICH Harmonized Tripartite Guidelines for Good Manufacturing Practice, (v) cGMP, and (vi) cGLP.

1.34

“Regulatory Agency” means (a) any regulatory or health authority in the United States or in other countries, including without limitation, the FDA and the EMA, (b) if applicable to a particular Task Order (as hereinafter defined), the relevant government regulatory authority or authorities in countries outside of the United States responsible for the conduct of clinical research studies and/or approval of pharmaceutical products, and (c) any other governmental regulatory authority or authorities identified in the Quality Agreement.

1.35

“Regulatory Approval for Sale” means with respect to a country or extra-national territory, any and all approvals (including Biologic License Applications and Marketing Authorization Applications), licenses, registrations or authorizations of any Regulatory Agency necessary in order to commercially distribute, sell or market a  Drug Product in such country or some or all of such extra-national territory, including any pricing or reimbursement approvals that may be required in such country or some or all of such extra-national territory, and not including approvals for sale or distribution under compassionate use, named patient programs, or other expanded access programs.

1.36

“Regulatory Filing” means any or all correspondence or petitions, to Regulatory Agencies for the purpose of obtaining or maintaining the Regulatory Approval for Sale of Drug Product or the Manufacturing Process as required by statute, or modifying or supplementing existing filings and subsequent amendments and supplements thereto, including any foreign counterparts thereof and any other filings required by Regulatory Agencies relating to the Manufacture, testing, sale or distribution of Vector Product under this Agreement.

1.37	“Resins” means all chromatographic media intended to refine or purify the Vector Product, as specified in the Master Batch Record, all of which meet the applicable Materials Specifications.
1.38

“Run Equivalent” shall mean one Batch of Vector Product as counted against the Minimum Purchase Commitment, and the associated Batch production price excluding any Batch testing fees (refer to Exhibit 4, Table 1).

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1.39	“SAFC Technology” means any and all SAFC confidential information, trade secrets and SAFC intellectual property and the like.
1.40	“Services” means the services to be performed by SAFC pursuant to a fully-executed Task Order under this Agreement.
1.41	“Specifications” shall mean Material, Manufacturing and Vector Product specifications set forth in Exhibit 2 hereto.
1.42

“Task Order” means a mutually agreed upon and executed in writing by the Parties that describes the Services to be performed by SAFC for Company, which specifies; (a) Project scope, (b) quantity, (c) delivery dates, (d) shipping instructions and addresses, (e) storage instructions, if any, (f) price and payment schedule, and (g) related Testing. A sample form of a Task Order is attached as Exhibit 3.

1.43

“Technology Transfer to SAFC” means the Services related to technology transfer of a Manufacturing Process by Company to SAFC, including any production preparatory, training or related support activities for [***].

1.44	“Term” shall have the meaning set forth in Section 10.1 hereof.
1.45	“Testing” means a scientific evaluation of the quality, safety and purity of Vector Product through assays performed by a qualified testing facility as more particularly described in a Task Order.
1.46	“Third Party Supplier” shall have the meaning set forth in Section 3.8(c)(ii) hereof.
1.47

“Vector Product” means the purified active biological ingredient in its final formulation in the applicable closure that results from the Manufacture by SAFC, whether clinical or commercial in nature and as more particularly described in the applicable Specification.

2.	Manufacture and Supply of Vector Product
2.1

General Conditions of Supply.  During the Term, SAFC shall Manufacture and supply Vector Product to Company, and Company shall purchase Vector Product from SAFC in such quantities as Company may order from time to time, subject to the limitations and requirements set forth herein. In consultation with Company, SAFC shall establish, update as necessary, and reserve sufficient qualitied personnel time, manufacturing resources, equipment and cGMP production capacity to enable SAFC to Manufacture Vector Product in accordance with SAFC’s obligations under this Agreement. All Vector Product Manufactured hereunder shall be Manufactured solely by SAFC in suites exclusively dedicated to Company at the Manufacturing Facility. SAFC may not change the Manufacturing site, location or suites for Vector Product without the prior written approval of Company. SAFC shall perform all maintenance required on equipment within the Manufacturing Facility, including maintenance required according to the equipment manufacturer’s specifications and maintenance required to ensure continued validation of the equipment to cGMP requirements.

2.2	Control of Plasmid Stocks and Cell Banks; Storage Services.

(a) SAFC shall maintain all portions of the Plasmid Stocks and Cell Bank that it receives from Company or Company’s agents in safe and secure storage under its control in accordance with the storage guidelines set out in the Quality Agreement and/or Materials Specifications, and SAFC shall not transfer the Plasmid Stocks or Cell Bank to any SAFC Affiliate or to any third party that is not specifically authorized in advance and in writing by

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Company. SAFC shall comply with all applicable regulatory requirements relating to general safety in handling the Plasmid Stocks and Cell Bank. SAFC shall not use the Plasmid Stocks or Cell Bank for any purpose except as contemplated by this Agreement or as otherwise authorized in writing by Company, and in no event shall SAFC modify or attempt to modify the Plasmid Stocks or Cell Bank. Upon Company’s written request, SAFC shall return all or portions of the Plasmid Stocks and Cell Bank to Company or its designee.

(b) Storage service fees for [***] shall be contained in an annual Task Order mutually agreed to by the Parties no less than [***] prior to the next Contract Year.

2.3

Standard of Performance.  At all times during the Term, SAFC will perform the Services with due care, and in accordance with this Agreement, the Specifications, Quality Agreement and applicable laws and regulations, including and not limited to, Current Good Manufacturing Practices applicable to its facilities and to biologics, it being understood that an immaterial incident or deviation from such standards that does not affect the timing for Manufacture of a Batch (including its production, testing, or release), or delivery of a Batch, shall not by itself be deemed a breach of SAFC’s obligations hereunder and that the parties will work together in good faith to resolve any such incident or deviation pursuant to the Quality Agreement.

2.4

Changes to Specifications and Process.  The Specifications shall be amended only as agreed upon in writing by Company and SAFC; provided, however, that the Parties agree to cooperate to amend or supplement the Specifications to the extent reasonably necessary to comply with changes in applicable laws or regulations or the requirements of applicable Regulatory Agencies or as Company may reasonably request from time to time (provided such request is made in good faith).  SAFC shall follow the change control procedures set forth in the Quality Agreement for any proposed changes in the Manufacturing Process.  SAFC acknowledges that any such change(s) shall, in each case, comply with cGMP, this Agreement, all regulatory submissions, and the Quality Agreement.  In the event such amendment (whether as a result of changes in applicable laws or regulations or the requirements of applicable Regulatory Agencies or at Company’s reasonable and good faith request or otherwise) requires additional cost or schedule adjustments for the Manufacture of Vector Product hereunder, Company and SAFC shall agree in good faith on an equitable adjustment to price or schedule or both, as appropriate.  Any such amended Specifications shall be reflected in and attached hereto as an amended and restated Exhibit 2.

2.5	Raw Materials and Consumables.

(a)Procurement. SAFC shall be responsible for the procurement of all [***] necessary for the Manufacture of Vector Product. SAFC shall use commercially reasonable efforts to procure all [***], consistent with and having regard to such matters as security and sources of supply, quality of product, volume requirements, terms and conditions of supply and the Manufacturing schedule. The Parties shall use their good faith efforts to identify and establish a list of [***] by [***] and update Exhibit 6, as attached hereto and incorporated herein.

(b)Compliance with Specifications. All [***] hereunder shall comply with the applicable Materials Specifications and the Master Batch Record.

(c)Alternate Sources of Supply. SAFC shall be responsible to establish a source or sources of supply for all [***] sufficient to ensure SAFC’s ability to fulfil its obligations to Manufacture Vector Product hereunder in a timely and cost-effective manner, and in accordance with the Quality Agreement. [***].

(d)Sole-Sourced Raw Materials and Consumables. For any sole-sourced [***] that SAFC has provided proper notice to Company in accordance with Section 2.5(c)(i), [***].

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(e)Vendor Audits.  SAFC shall, conduct all necessary audits on vendors and suppliers of Raw Materials, Consumables and Resins to ensure that such vendors and suppliers comply with applicable regulatory and quality requirements.

(f)Inventory of Materials and Spare Parts. SAFC shall establish, update as necessary and implement, inventory management processes and procedures designed to ensure that SAFC is able to obtain, on a timely basis, all [***] necessary to Manufacture Vector Product hereunder.  SAFC shall ensure that an inventory of spare parts for all equipment it uses to Manufacture Vector Product is maintained consistent with the manufacturers’ recommendations.

(g)Storage and Use of Materials and Vector Product. SAFC shall ensure that all [***] that are in SAFC's control, as well as all Manufacturing Process intermediates and Vector Product in SAFC’s control, are stored in accordance with the terms and conditions of the storage guidelines set out in the Quality Agreement, the Materials Specifications and/or the Master Batch Record (as applicable), or as otherwise mutually agreed to by SAFC and Company in writing.

2.6

Quality Control and Release.  The quality control(s) and the release(s) of Vector Product (including documentation) shall be done by SAFC in accordance with the Quality Agreement.  Pursuant to Section 4.3 below, Company shall have the right to reject Vector Product that does not meet the quality control and release testing requirements agreed upon by SAFC and Company in the Specifications.

2.7	Access to the Manufacturing Facility

(a)Inspections.  Upon reasonable advance notice, and at mutually agreeable times and dates during normal business hours and in accordance with any requirements of the Quality Agreement, SAFC will permit Company representatives to visit the Manufacturing Facility, discuss the Services with appropriate officials of SAFC, and inspect Production Records, including but not limited to all data, relevant to the Services.  Such Manufacturing Facility visits shall also be permitted during the data retention period described in the Quality Agreement, if any. Company will comply with any and all SAFC safety, security and confidentiality measures for the Manufacturing Facility and other related facilities.

(b)Person-In-Plant. In addition to the foregoing inspection right and audit right otherwise set forth herein, with [***] prior written notice to SAFC, Company may designate an individual from time to time in its discretion (the “Person-In-Plant”), who will be present in the Manufacturing Facility during operating hours and during active Manufacturing, to observe the testing and production phases of the Manufacturing Process, and to consult with SAFC. Company shall cause the Person-In-Plant to (i) not cause any disruption to SAFC’s business activities and (ii) comply with SAFC’s safety, security and confidentiality measures. The duration and activities for Person-In-Plant shall be pre-approved by SAFC in advance of scheduling and entry of such Person-In-Plant.

2.8	Documentation.

(a)General.  Upon completion of Manufacture of each Batch of Vector Product, SAFC shall provide to Company the following documentation related to the Manufacturing of Vector Product in accordance with the Quality Agreement, as applicable: (i) a Certificate of [***], (ii) all Deviations, and (iii) the executed Batch Record.

(b)Confidential Records.  The Master Batch Records and all documents referred to in Section 2.8(a) shall be Confidential Information of Company and shall not be used or disclosed by SAFC other than for the purposes of permitting SAFC to exercise its rights or fulfil its obligations under this Agreement (including but not limited to, the provision of the Master

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Batch Record and other documents to Company for quality review) and, where necessary, for disclosure to the relevant Regulatory Agencies in order to comply with regulatory requirements relating to the Manufacturing of Vector Product by SAFC.

(c)Retention of Documentation.  All Production Records related to the Manufacturing of Vector Product shall be owned by Company and archived with SAFC after Manufacturing for a period as stated in the Quality Agreement.

2.9

Safety of Vector Product.  In each case in accordance with the Quality Agreement: (i) each Party shall immediately notify the other Party of any unusual health or environmental occurrence relating to the Vector Product; and (ii) each Party shall advise the other Party immediately of any safety or toxicity problems of which it becomes aware regarding the Vector Product.

3.	Purchase Commitment, Forecasts and Orders; Release, Delivery and Storage; Delay and Third Party Supplier
3.1	Minimum Purchase Commitment; Run Equivalents; Additional Batches and Manufacturing Capacity; Support Studies.

(a) During the Term, Company shall purchase the Minimum Purchase Commitment which shall be equal to [***]. In the event Company fails to purchase the Minimum Purchase Commitment [***]. Such payment requirement for the shortfall of Batches shall be invoiced [***].

(b) Notwithstanding Section 3.1(a), in any Contract Year in which [***].

(c) Company may request additional Batches beyond its Minimum Purchase Commitment, provided that Company makes such request upon written notice to SAFC [***].

(d)  Company may request support studies related or unrelated to any Batches or Technology Transfer to SAFC under this Agreement, and such support studies shall be incremental to any Minimum Purchase Commitment and shall be under a separate and distinct Task Order outlining the scope of work and cost of such support studies.

3.2	Forecasts; Change of Vector Product.

(a)In advance of the Effective Date, Company shall determine and provide to SAFC, Company’s initial Contract Year’s forecast, which shall then be updated on a [***] basis. Each [***] update shall include a “rolling” [***] update that includes [***]. Subsequent Contract Year forecasts will be due [***].  Company may update the previous forecast more frequently than on a [***] basis. Forecasting shall not in any way change or affect Company’s Minimum Purchase Commitment obligations.

(b)At Company’s reasonable request in advance, SAFC will review with Company the inventory and lead times for major components of the Manufacturing Process.  Company acknowledges and understands that any forecast will be used by SAFC for planning purposes (including raw material acquisitions and investment in equipment and other resources) in order to make available the production capacity required to Manufacture and supply the forecasted amounts of Vector Product within the time frames agreed to by both Parties.

(c)[***].

3.3	Initial Supply; Purchase Orders, Task Orders, Invoicing and Payment.

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(a)To initiate SAFC’s Manufacture and supply of Vector Product for the initial Contract Year, SAFC shall issue a Task Order for Company’s review and execution and Company shall then, [***] prior to the first scheduled production start date issue a binding written Purchase Order for its purchase of Vector Product. Both the Task Order and the Purchase Order shall be in accordance with the Minimum Purchase Requirement and may include additional Batches as agreed upon pursuant to Section 3.1(c). The Parties acknowledge, recognize and agree that the Purchase Order is an ordering mechanism for proper financial management and invoicing between the Parties, and has not effect on the terms and conditions of this Agreement, which shall prevail in the event of any other terms and conditions contained in a Purchase Order.

(b)For each subsequent Contract Year following the initial Contract Year, a Task Order for the Contract Year shall be executed between the Parties in writing as above and Company shall issue to SAFC a Purchase Order [***] prior to the start of the Contract Year, or such shorter time period as may be agreed upon by the Parties in writing, for its purchase of Vector Product for such Contract Year.  The minimum number of days between the date of a Purchase Order and the Manufacture start date of Vector Product under this Section 3.3(b) and Section 3.3(a) above shall be referred to hereinafter as the “Minimum Lead Time”.

(c)Within [***] of receipt of a Purchase Order, SAFC shall notify Company in writing of its acceptance of the Purchase Order.  If SAFC fails to respond within such [***] period, the Purchase Order shall be deemed accepted, but only to the extent that any amount ordered is not in excess of the Minimum Purchase Commitment and that the requested delivery date satisfies the Minimum Lead Time.  SAFC, in its sole discretion, may refuse and reject a Purchase Order if the Purchase Order does not accurately reflect the agreed upon Task Order.

(d)If a Purchase Order exceeds the Minimum Purchase Commitment, or does not meet the Minimum Lead Time, SAFC, in its sole and absolute discretion, may (i) accept such Purchase Order, and/or (ii) adjust the price and other related terms taking into consideration the amount of the order that exceeds the Minimum Purchase Commitment and such shorter lead-time. In the event Company wishes not to proceed after such adjustments by SAFC, the Purchase Order shall be deemed to be rejected.

(e)Invoicing and Payment.

(i)[***].

(ii)[***].

(iii)[***].

3.4	Release of Vector Product.

(a) SAFC shall notify Company when (i) the Manufacture of each Batch of Vector Product is complete, including (ii) all Manufacturing records have been reviewed, (iii) all testing is completed, reviewed, and Vector Product meets Specifications, (iv) all Deviations have been adequately reviewed and approved, and (iv) Vector Product has been released by SAFC, as applicable and in accordance with the Quality Agreement.

(b) [***].

3.5

Delivery, Title and Risk of Loss.  All Vector Product supplied by SAFC hereunder shall be supplied FCA SAFC’s shipping point within the meaning of [***].  [***].  SAFC may only make delivery in installments with the prior approval of Company, and if

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approved, all such installments to be separately invoiced and paid for when due per invoice, without regard to subsequent deliveries.  Delay in delivery of any approved installment shall not relieve Company of its obligations to accept any and all remaining deliveries.

3.6	Packaging. SAFC will preserve, package, handle, and pack all Vector Product so as to protect Vector Product from loss or damage, in conformance with the Specifications and the Quality Agreement.
3.7

Storage.  SAFC shall hold all Vector Product under the storage conditions established pursuant to the Quality Agreement and in accordance with cGMP.  SAFC, at its own cost, shall store Vector Product for a period not to exceed [***] after Vector Product has been released in accordance with Section 3.4 above.  Any Vector Product held by SAFC beyond the time periods specified above shall be subject to storage charges at SAFC’s current list prices or as mutually agreed to by the Parties in writing.

3.8Delay and Third Party Supplier.

(a)  If SAFC is or will be unable for any reason (including an event of Force Majeure under Section 12.18 hereof) to [***].

(b)[***]

(c)[***]

(i)[***]

(ii)[***]

(iii)[***]

(d)[***].

(e)For the sake of clarity, the remedies provided in this Section 3.8 and the timelines for the completion of any investigation under Section 3.8(b) do not affect (i) any other obligations of SAFC contained herein; (ii) Company’s right to terminate pursuant to Section 10.2(a)(i); (iii) or any other remedies available to Company as provided herein.

4.	General Manufacturing Requirements
4.1

Specifications.     In the event of a conflict between the provisions of this Agreement and the provisions of the Quality Agreement, the provisions of the Quality Agreement shall prevail only for all quality related requirements, responsibilities and obligations, otherwise, this Agreement shall prevail. Neither Party shall make changes to the Production Records or the Specifications without the prior written approval of the other party which approval will not be unreasonably withheld. SAFC shall only make changes in the Standard Operating Procedures (SOPs), production equipment, production procedures, or testing methods existing as of the date of this Agreement which materially affect the Services in accordance with the provisions contained in the Quality Agreement. SAFC shall maintain all Production Records and other records as are necessary and appropriate to demonstrate compliance with the Regulations. Company shall be entitled to request SAFC to change the Specifications and the SOPs. SAFC shall use commercially reasonable efforts to accommodate such change; provided that Company will reimburse SAFC the reasonable and necessary costs SAFC incurs in making any such change; provided further that the parties shall engage in good faith negotiations to adjust the costs to reflect the increase or decrease of ongoing costs hereunder resulting from any such change; provided further that if the parties cannot reach agreement to adjust the costs pursuant to this Section 4.1 despite such good faith

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negotiations, then SAFC shall not be required to change the Specifications or SOPs as requested by Company.
4.2	Testing. If provided for in the applicable Task Order with respect to a Batch, SAFC shall test such Batch to ensure compliance with the Specifications.
4.3

Acceptance.  Subject to Section 4.4 below, Company shall have a period of [***] from the date of its (or its designee’s) receipt the Batch Record (which includes the Certificate of [***]) to reject in writing the Vector Product for nonconformity of such Batch with the Specifications. If no written notification is received by SAFC within the [***] period, such Batch is deemed accepted. If Company rejects such shipment in writing within the [***] time period, it shall promptly so notify SAFC and provide sufficient detail of the nonconformity, and the provisions of Section 5.2 below shall apply.

4.4	Latent Defects. If after accepting a shipment of Vector Product, Company subsequently discovers latent material defects [***].
4.5

Deviation Report.  If during the Manufacture, including but not limited to the processing, storage, distribution, testing, transport, disposal or other handling, of Vector Product by SAFC an unexpected result arises that [***].

4.6	SAFC’s costs shall not include Company’s materials, which include but are not limited to cells, plasmids, equipment, raw materials, consumables or other materials.
5.	Rejection, Defects and Non-Conforming Goods
5.1

Disagreement Concerning Fulfilment of Specifications. In the event of any disagreement between the Parties as to whether Vector Product conforms to the Quality Agreement, the applicable Specifications, or cGMP, the quality assurance representatives of the Parties will attempt in good faith to resolve any such disagreement and the Parties will follow their respective SOPs. If the foregoing discussions do not resolve the disagreement within [***] of Company’s notice pursuant to Section 4.3 or 4.4, a representative sample of such Vector Product and/or relevant documentation will be submitted to an independent testing laboratory (in the case of an alleged failure to meet Specifications) and/or independent cGMP quality or regulatory consultant (in the case of an alleged failure to comply with cGMP), as appropriate, that are mutually agreed upon by the Parties for tests and final determination as to whether such Vector Product conforms with Specifications and/or cGMP quality standards. The laboratory must meet SAFC supplier qualification standards for cGMP test laboratory. The laboratory and consultant, as applicable, must be of recognized standing in the industry, and consent to the appointment of such laboratory and consultant will not be unreasonably withheld or delayed by either Party. Such laboratory will use the test methods contained in the applicable Specifications. The determination of conformance by such laboratory and/or cGMP consultant, as applicable, with respect to all or part of such Vector Product will be final and binding on the Parties, absent manifest error. The fees and expenses of the laboratory and/or consultant, as applicable, incurred in making such determination will be paid by the Party against whom the determination is made.

5.2	Remedies for Non-Conforming Product.

(a)If any Vector Product Manufactured by SAFC fails to conform to Specifications or cGMP (unless the non-conformity is attributable to Company’s negligence or misconduct), SAFC shall [***]. Non-conforming Vector Product shall be disposed of in accordance with the Quality Agreement and at SAFC’s expense (unless the non-conformity is attributable to Company’s negligence or misconduct).  If Company is directed to destroy non-conforming Vector Product, then Company shall provide SAFC a certificate certifying such destruction.

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(b)Except as provided for pursuant to any Party’s indemnification obligations for third party claims, the remedy described in this Section 5.2 shall be Company’s sole remedy and SAFC’s only liability for non-conforming Vector Product.

5.3	Deviations and OOS. SAFC and Company shall cooperate in the investigation and response to any Vector Product complaints concerning Deviations and OOS, all in accordance with the Quality Agreement.
6.	Pricing; Terms of Payment and SAFC Performance Bonus
6.1	Currency. Except as otherwise expressly indicated, all references to “$” or to “dollars” in this Agreement shall be read as referring to the legal tender of the United States of America.
6.2

Pricing. The pricing for Vector Product Manufactured under this Agreement is set forth in the Price and Payment Schedule as more particularly described in Exhibit 4.  [***].  All prices are quoted in United States Dollars.

6.3

Invoices and Payments.  SAFC shall invoice Company per Section 3.3(e) and the Price and Payment Schedule in Exhibit 4.  All payments made hereunder are due within [***] from the receipt of the SAFC invoice.  Payments shall be made to SAFC in accordance with the instructions on the invoice.  All payments hereunder shall be made in United States Dollars. In the event Company disputes an invoice or portion thereof, Company shall be required to do so in writing to SAFC within [***] from the receipt of such disputed invoice.

6.4	Overdue Payments. Company shall pay interest on all past-due amounts at a rate of interest equal to the lesser of [***] or the maximum rate permitted by applicable law.
6.5

Annual Price Adjustment.  To reflect changes in the cost of labor and raw materials, SAFC may adjust the Batch production price each Contract Year of the Term following the initial Contract Year in accordance with the following: (a) SAFC shall provide Company with written notice of any [***]; (b) [***].

6.6	Taxes.

(a)If Company must withhold from any payment to SAFC under this Agreement any taxes required to be withheld by Company under the applicable laws of any country, state, territory or jurisdiction, such amount shall be paid to the appropriate taxing authorities.  Upon request, Company shall provide SAFC with sufficient documentation of such withholding as is reasonably available to allow SAFC to verify such withholding and to document such tax withholdings for purposes of claiming tax credits and similar benefits.

(b)Any use tax, sales tax, excise tax, duty, custom, inspection or testing, or any other tax, fee or charge of any nature whatsoever imposed by any governmental authority, on or measured by the transaction between Company and SAFC, but excluding any tax payable on income, revenue, profits or capital of SAFC, shall be paid by Company in addition to any other amounts due hereunder.  If SAFC recovers all or any portion of any tax, fee or charge paid by Company, SAFC shall credit Company with the amount recovered.

      6.7SAFC Performance Bonus. Company shall pay SAFC a performance bonus as more particularly described in Exhibit 4 (Section 3) (“Performance Bonus”). Such Performance Bonus shall be invoiced separately by SAFC to Company [***] of the end of the applicable Contract Year.

7.	Recall, Warranties, Indemnification and Insurance

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7.1	Recall.

(a) Company shall be responsible for making the determination and for conducting any recall of Drug Product, and SAFC shall co-operate with and give all reasonable and necessary assistance to Company in conducting any such recall to the extent it relates to Vector Product.  Notwithstanding anything herein to the contrary, SAFC shall only bear the cost and expense of a recall directly resulting from [***].  In the event of such recall or similar action, each Party shall use commercially reasonable efforts to mitigate the costs associated therewith.

(b)In the case of a dispute as to the existence or level of non-conforming Vector Product in connection with a recall under Section 7.1(a) above, the matter shall be resolved in accordance with the procedures set forth in Section 5.1.

7.2	SAFC Representations and Warranties. SAFC hereby represents and warrants as follows:

(a)The execution, delivery and performance of this Agreement does not conflict with, violate or breach any agreement to which SAFC is a party or SAFC’s constituent documents, and SAFC is not prohibited or limited by any law or agreement (to which it is a party) from entering into this Agreement and the performance of this Agreement will not create any conflict of interest with any other business or activity engaged in by SAFC;

(b)Vector Product shall be Manufactured and shipped in compliance with cGMP, the Master Batch Record, the Specifications, the Quality Agreement and all other applicable laws, rules and regulations;

(c)SAFC and its Affiliates, approved subcontractors and any person used by SAFC and its Affiliates and subcontractors to perform services under this Agreement (i) have not been debarred and are not the subject of a conviction described in Section 306 of the United States Food, Drug and Cosmetic Act, 21 U.S.C. § 335a; (ii) are not subject to any similar sanction by any government regulatory authority; and (iii) SAFC shall notify Company immediately in writing if SAFC, its Affiliates or any subcontractor or any person used to perform services hereunder, as applicable, is subject to the foregoing, or of any action, suit, claim, investigation or proceeding;

(d)All Vector Product delivered by SAFC hereunder will conform to the Quality Agreement and the Specifications; and

(e)SAFC will have obtained and maintained in effect all such approvals and permits as may be required under applicable laws, rules, regulations and requirements to operate the Manufacturing Facility for the purposes of Manufacturing Vector Product under the Quality Agreement and under this Agreement. SAFC shall make copies of such registrations and all related documents available for viewing by Company and its designees for inspection, upon prior reasonable request from Company.

7.3

Company Representations and Warranties. Company represents and warrants that the execution, delivery and performance of this Agreement does not conflict with, violate or breach any agreement to which Company is a party or Company’s constituent documents; Company is not prohibited or limited by any law or agreement to which it is a party from entering into this Agreement; and the performance of this Agreement will not create any conflict with any other business or activity engaged in by Company.

7.4	Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER,

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EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USUAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED.

7.5

Company Indemnification.  Subject to Section 12.5, Company shall indemnify, defend and hold harmless SAFC, its Affiliates and its or their directors, officers and employees from all actions, losses, demands, costs and liabilities arising from any third party claim (including reasonable attorneys’ fees) to which SAFC is or may become subject insofar as they arise out of or are alleged or claimed to arise out of:

(a)[***];

(b)[***];

(c)[***];

(d)[***];

(e)[***];

(f)[***]; or

(g)[***];

(h)in each case except that Company shall have no obligation to indemnify, defend or hold harmless SAFC, its Affiliates and its or their directors, officers and employees for any negligent acts or omissions or willful misconduct by SAFC or its Affiliates and its or their directors, officers, employees, agents or permitted subcontractors associated with its obligations under this Agreement, or for any losses or claims whatsoever to the extent that SAFC has an obligation to indemnify Company with respect to such losses and claims pursuant to Section 7.6 below.

7.6SAFC Indemnification.  Subject to Section 12.5, SAFC shall indemnify, defend and hold harmless Company, its Affiliates and its or their directors, officers and employees from all actions, losses, demands, costs and liabilities arising from any third party claim (including reasonable attorney’s fees) to which Company is or may become subject insofar as they arise out of or are alleged or claimed to arise out of:

(a)[***];

(b)[***];

(c)in each case except that SAFC shall have no obligation to indemnify, defend, or hold harmless Company, its Affiliates and its or their directors, officers and employees for any negligent acts or omissions or willful misconduct by Company or its Affiliates and its or their directors, officers, employees, agents or permitted subcontractors associated with its obligations under this Agreement, or for any losses or claims whatsoever to the extent that Company has an obligation to indemnify SAFC with respect to such losses and claims pursuant to Section 7.5 above.

7.7

Indemnification Procedure.  Either Party intending to seek indemnification from the other Party under Sections 7.5 or 7.6 above, as the case may be, shall give the other Party prompt notice of any such claim or lawsuit (including a copy thereof) served upon it and shall fully cooperate with the other Party and its legal representatives in the

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investigation of any matter which is the subject of indemnification.  Such Party seeking indemnification shall not unreasonably withhold its approval of the settlement of any claim, liability or action covered by the above indemnification provisions.  Notwithstanding the foregoing, the failure to give timely notice to the indemnifying Party shall not release the indemnifying Party from any liability to the Party seeking indemnification to the extent the indemnifying Party is not prejudiced thereby.

7.8

Company Insurance.  Without limiting its liability under this Agreement (except as may be otherwise expressly provided in this Agreement), during the Term and for five (5) years after the expiration or termination of this Agreement, Company shall obtain and maintain commercial general liability insurance of [***]. With respect to all insurance coverage required under this Section, (i) Company shall, promptly upon SAFC’s request, furnish SAFC with certificates of insurance evidencing such insurance and (ii) all policies shall include provisions for at least [***] prior written notice of cancellation.

7.9

SAFC Insurance.  Without limiting its liability under this Agreement (except as may be otherwise expressly provided in this Agreement), during the Term and for five (5) years after the expiration or termination of this Agreement, SAFC shall obtain and maintain the following minimum insurance coverages with financial sound and nationally reputable insurers: [***]. Company shall be named as an additional insured (except on policies for workers compensation and professional liability/ errors and omissions) and SAFC will provide Company with a certificate of insurance evidencing such coverages upon Company’s written request. SAFC will provide Company with [***] advance written notice of any material change or cancellation in coverage or limits.

8.	Regulatory Matters; Compliance with Laws
8.1

Regulation of Manufacturing Process. If Company, as the Sponsor under the FDA regulations who holds the investigational new drug application or biologics license application is required by the FDA (or the corresponding foreign equivalent required by the EMA or other Regulatory Agency), or any other Regulatory Agency to validate or re-validate Manufacturing Processes that will impact the Manufacturing of Vector Product, Company shall notify SAFC and consult with SAFC regarding the required activities.  SAFC shall only be responsible for the costs of any such validation or re-validation if the validation or re-validation is required due to (i) the non-compliance of the Manufacturing Facility, or (ii) any acts, omissions or deficiencies with respect to the personnel, training or other items within SAFC’s reasonable control; otherwise any and all such costs or expenses shall be the sole responsibility and obligation of Company.

8.2

Regulatory Testing Requirements.   Should, during the course of conducting the Services, regulatory testing requirements covering the Vector Product change such that additional material expense would be incurred by SAFC to satisfy the terms of this Agreement, those expenses will be the responsibility and obligation of Company.

8.3

Correspondence.  SAFC will notify Company (pursuant to the Quality Agreement) promptly upon receipt of any correspondence from a Regulatory Agency, which relates to the Vector Product.  In addition, SAFC shall provide to the Regulatory Agencies all documents and information requested by such authority, and shall submit to all inquiries, audits and inspections by the Regulatory Agencies.

8.4

Compliance with Laws; Authorizations.  In performing this Agreement, each Party shall (i) comply with all applicable laws and regulations and (ii) obtain all releases, licenses, permits or other authorization required by any governmental body or authority.

8.5	Regulatory Matters

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(a)Records.SAFC shall maintain all records required by the Quality Agreement, or as otherwise agreed to in writing by SAFC and Company. SAFC agrees that, in response to any complaint, or in the defense by Company of any litigation, hearing, regulatory proceeding or investigation relating to Vector Product, SAFC shall use reasonable efforts to make available to Company during normal business hours and upon reasonable prior written notice, such SAFC employees and records reasonably necessary to permit the effective response to, defense of, or investigation of such matters, subject to appropriate confidentiality protections. If SAFC incurs costs or expenses with respect to the foregoing attributable to Company’s negligence or willful misconduct, Company shall reimburse SAFC for reasonable costs and expenses incurred by SAFC.

(b)Complaints.Company shall have responsibility for reporting any complaints relating to Vector Product to Regulatory Agencies, including, but not limited to, complaints relating to the Manufacture of Vector Product in accordance with the Quality Agreement, or as otherwise agreed in writing by SAFC and Company. If SAFC incurs costs or expenses with respect to the foregoing attributable to Company’s negligence or willful misconduct, Company shall reimburse SAFC for reasonable costs and expenses incurred by SAFC.

(c)Regulatory Communications and Correspondence. Any and all communications from and to Regulatory Authorities related to Vector Product or to the Manufacture of Vector Product at the Manufacturing Facility shall be handled in accordance with the Quality Agreement, or as otherwise agreed in writing by SAFC and Company.

(d)Regulatory Filings and Maintenance. SAFC shall prepare and maintain all Regulatory Filings and Manufacturing files, certificates, authorizations, data and other records that directly or indirectly pertain to the Manufacture of ABI, as further set forth in the Quality Agreement or as otherwise agreed in writing by SAFC and Company.

(e)Cooperation in Obtaining Government Approvals. As set forth in the Quality Agreement, or as otherwise agreed to in writing by SAFC and Company, at Company’s request, SAFC shall provide Company with such existing documents and information (or copies thereof) held by SAFC to assist Company in securing and maintaining Regulatory Agency approvals for Vector Product. In addition, SAFC shall provide Company with such information as is reasonably requested in writing by Company relating to the Manufacturing Process, the Master Batch Record, SAFC services performed under this Agreement or other ABI-related documentation.

(f)          Ownership of Regulatory Filings. Company shall be the sole owner of all Regulatory Filings and all governmental approvals obtained by Company from any Regulatory Agency with respect to Vector Product.

(g)Company Access to Manufacturing Data and Documentation. Company shall have full access to and the right to use and reference any, correspondence, facility and engineering records and diagrams, validation documentation, lot files, reports, analyses, regulatory requirements and any other data and documentation generated in connection with the Manufacturing activities conducted by SAFC hereunder, and SAFC shall provide Company with copies of the foregoing upon request.

9.	Confidentiality; Intellectual Property License
9.1

Confidentiality Obligations of SAFC.  In the course of the performance of this Agreement, Company may, from time to time, disclose Confidential Information of Company to SAFC or its Affiliates. Confidential Information of Company shall specifically include but not be limited to the Plasmids, Cell Banks, any documentation relating to the Manufacturing Process provided by Company to SAFC, all elements of the Manufacturing Process provided by

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Company to SAFC or acquired by Company from SAFC, Vector Product specific unit operations of the Manufacturing Process, the Vector Product, clinical data and information, business plans and regulatory and product strategies and information. Except as expressly permitted otherwise by the terms of this Agreement, SAFC shall:  (i) maintain in confidence and not disclose the Confidential Information of Company to any third party, except on a need-to-know basis to SAFC’s (or its Affiliates’) employees and agents to the extent such disclosure is reasonably necessary in connection with SAFC’s (or its Affiliates’) activities as expressly authorized by this Agreement and upon obligations of confidentiality similar to those set forth herein; and (ii) not use or grant the use of the Confidential Information of Company for any purpose other than the performance of SAFC’s obligations hereunder.

9.2

Confidentiality Obligations of Company.  In the course of the performance of this Agreement, SAFC may, from time to time, disclose Confidential Information of SAFC to Company or its Affiliates.  Except as expressly permitted otherwise by the terms of this Agreement, Company shall:  (i) maintain in confidence and not disclose the Confidential Information of SAFC to any third party, except on a need-to-know basis to Company’s (or its Affiliates’) employees and agents to the extent such disclosure is reasonably necessary in connection with Company’s (or its Affiliates’) activities as expressly authorized by this Agreement and upon obligations of confidentiality similar to those set forth herein; and (ii) not use or grant the use of the Confidential Information of SAFC for any purpose other than the performance of Company’s obligations hereunder.

9.3	Exceptions. The provisions of Sections 9.1 and 9.2 above shall not apply to any Confidential Information of the disclosing Party that can be shown by competent evidence by the receiving Party:

(a)To have been known to or in the possession of the receiving Party without any separate obligation of confidentiality before the date of its actual receipt from the disclosing Party;

(b)To be or to have become readily available to the public other than through any act or omission of any Party in breach of any confidentiality obligations owed to the disclosing Party;

(c)To have been disclosed to the receiving Party, other than under an obligation of confidentiality, by a third party which does not have an obligation to the disclosing Party not to disclose such information to others; or

(d)To have been subsequently independently developed by the receiving Party without use of or reference or access to the disclosing Party’s Confidential Information.

9.4

License.  During the Term, Company hereby grants to SAFC a royalty-free, non-exclusive license under any know-how, trade secrets, copyrights, designs, databases, discoveries, improvements and inventions (whether patentable or not) related to Vector Product or the Manufacture of Vector Product that are owned or controlled by Company and that are reasonably required for SAFC’s performance of its obligations under this Agreement, but only for such purposes and only to the extent reasonably required for SAFC to perform its obligations under this Agreement.

9.5	Proprietary Rights.

(a)Except as expressly set forth in this Agreement each Party owns, and shall continue to own its existing intellectual property, without conferring any interests therein on the other Party. Nothing contained in this Agreement nor any disclosure or provision to SAFC of any Company Confidential Information or other Company information or items shall be deemed to transfer or grant to SAFC or any other person or entity any right to use or

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exploitation thereof nor to any right, title, interest, or license in, to or under any patent, patent application or other intellectual property, right or asset of Company (including without limitation, any Company Materials, cell banks, specimens, documentation, Production Records, Specifications, raw data, work product, improvements, discoveries, know-how, inventions and other insights), whether patentable or not.

(b)SAFC agrees that all data, information, documents, concepts, ideas, improvements and other insights, exclusive of Process Inventions (defined below), arising from SAFC’s performance of its obligations under this Agreement (collectively “Inventions”), shall promptly be disclosed to Company in writing.  SAFC agrees that all Inventions are the exclusive property of Company. SAFC hereby assigns to Company all right, title and interest, including copyrights and other intellectual property rights, in and to all Inventions which may be developed as a result of SAFC’s performance of the Manufacturing, or by SAFC in the course of performing its obligations under this Agreement.  SAFC will, at no cost to Company, execute (and will ensure that its employees will execute) any and all documents and, at Company’s cost, do any and all things reasonably requested by Company to vest and perfect Company’s interest in the Inventions.

(c) In performing the Manufacturing and in applying SAFC Technology to the Manufacture of the Vector Product, SAFC may develop ideas, know-how, inventions, techniques, improvements and other technology, whether or not patentable or copyrightable, and associated intellectual property that are of general applicability, or are applicable to the conduct of its business (“Process Inventions”). For the sake of clarity, ideas, know-how, inventions, techniques, improvements and other technology arising from the application of Company Confidential Information technology, or that relate exclusively to Vector Product or Manufacturing Process are Inventions and not Process Inventions.

(d)SAFC shall ensure that all of SAFC’s employees, agents and authorized contractors are employed or engaged on terms consistent with this Section.

9.6	Company Materials. As between the Parties, Company shall own and retain all rights in and title to the biological materials described [***].
10.	Term and Termination.

10.1Term. The initial term this Agreement shall commence as of the Effective Date and shall continue in full force and effect [***] (“Initial Term”), unless earlier terminated as provided in Section 10.2. The Initial Term and any duly exercised extension to the Initial Term, may be referred to herein as the “Term”.

10.2	Termination. Notwithstanding the provisions of Section 10.1 above,
(a)	Either Party may terminate this Agreement as follows:

(i)Termination for Material Breach.  Either Party may terminate this Agreement by written notice at a date set in the notice (allowing at least [***] for cure) in the event of a material breach of this Agreement by the other Party; provided that the breaching Party fails to cure such breach within [***] from the date of such notice, or if the nature of the breach is such as to reasonably require more than [***] to cure, the Party (1) fails to use diligent efforts to cure such material breach, or (2) fails to cure such material breach within an additional [***] period.

(ii)Insolvency. If either Party shall become insolvent or shall make or seek to make an arrangement with, or an assignment for the benefit of creditors, or if proceedings in voluntary or involuntary bankruptcy shall be instituted by, on behalf of or against such Party, that is not dismissed within [***], or if a receiver or trustee of such Party’s

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assets shall be appointed, or bankruptcy proceedings begin, the other Party may terminate this Agreement, as may be permitted by the applicable laws, with immediate effect.

(iii)Force Majeure; No-Fault Termination. Either Party shall have the right to terminate this Agreement, upon providing written notice thereof to the other Party, such termination to be effective [***] from the effective date of such notice if, as a result of a Force Majeure Event, a Party is unable fully to perform its obligations under this Agreement for any consecutive period of [***], unless the Parties mutually agree in writing upon a shorter time period.

(b)Clinical Trial Failure. Prior to Company’s first Drug Product to receive Regulatory Approval for Sale, Company may terminate this Agreement upon [***] written notice of a clinical trial for a Drug Product is terminated or if Regulatory Approval for Sale is not granted following Company’s submission of an application for Regulatory Approval for Sale.

10.3	Rights and Obligations Upon Termination.

(a)Return of Inventory and Confidential Information.  In the event of any termination or expiration, SAFC shall return to Company: (i) all Company property (at Company’s expense, unless Company terminates this Agreement pursuant to Section 10.2(a)(i) or (iii), in which case such property shall be returned at SAFC’s expense), except to the extent required to be retained by law or to comply with such Party’s continuing obligations hereunder; and (ii) all Confidential Information of Company and shall make no further use of such Confidential Information without the prior written consent of Company.  In the event of any termination or expiration of the Term, Company shall return to SAFC all Confidential Information of SAFC and shall make no further use of such Confidential Information without the prior written consent of SAFC; provided, however, that Company may retain a reasonable number of copies to exercise its rights under Section 9, but which shall remain subject to the obligations of non-use and confidentiality set forth in this Agreement.

(b)Payments.  Termination of this Agreement shall not release either Party from the obligation to make payment of all amounts owing to the Party at the time of such termination. Upon termination of this Agreement by SAFC pursuant to Section 10.2, Company shall take delivery and pay for all Vector Product that is subject to an open Purchase Order, pay all monies due and owing pursuant to this Agreement and reimburse SAFC for its costs for all material, work in process, finished Vector Product and all other outstanding inventory (meaning all raw materials that are specifically required and purchased by SAFC for the Manufacture of the Vector Product) to the extent that such items were reasonably acquired by SAFC to meet its obligations hereunder in a timely manner, and make any such other payments to SAFC as required under this Agreement.

(c)Raw Materials and Consumables.  Upon expiration or termination of this Agreement by Company, Company may elect (but shall have no obligation) to purchase from SAFC, at SAFC’s actual cost, all remaining usable Raw Materials and Consumables paid for by SAFC for the Manufacture of Vector Product under this Agreement as of the date of expiration or termination, together with all appropriate documentation related to such quantities of Raw Materials and Consumables.

(d)Incomplete Task Orders. Upon termination or expiration of this Agreement, SAFC shall make all necessary arrangements to have any open and incomplete Task Orders completed or fulfilled by another contract manufacturer. SAFC’s obligations pursuant to this Section 10.3(d) shall include a technology transfer as may be necessary to a new contract manufacturer selected by Company or Company itself, in accordance with the provisions of Section 3.8(iii); provided, however, unless this Agreement is terminated by Company pursuant to Section 10.2(a), Company shall bear any and all cost of such technology transfer.

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11.	Governing Law; Dispute Resolution
11.1

Governing Law.  This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of Massachusetts, USA, without regard to its conflict of law provisions.  The U.N. Convention on International Sales of Goods shall not apply to this Agreement.

11.2Dispute Resolution; Venue. In the event that any dispute arises between the Parties out of or in connection with this Agreement, the Parties agree to use good faith efforts in an attempt to resolve such dispute, and if such dispute is not resolved within [***], each Party shall refer such dispute to each such Party’s senior executive officer for further attempts to resolve such dispute for a period of [***]. Any legal action or proceeding concerning the validity, interpretation and enforcement of this Agreement, matters arising out of or related to this Agreement or its making, performance or breach, or related matters will be brought exclusively in the courts of the United States of America for the District of Massachusetts, sitting in Suffolk County, Massachusetts. All parties consent to the exclusive jurisdiction of those courts and waive any objection to the proprietary or convenience of such venue.

12.	Miscellaneous
12.1

Termination of Prior Agreement, Transfer of Task Orders. Effective upon the Effective Date, the Parties hereby terminate the Prior Agreement in its entirety. Notwithstanding the foregoing, all outstanding task orders under the Prior Agreement and as more particularly listed and described in Exhibit 7, shall continue under this Agreement following the Effective Date (the “Transferred Task Orders”), and are hereby incorporated by reference as Task Orders hereunder as of the Effective Date; provided, however, the amounts payable for performance of Services provided pursuant to such Transferred Task Orders shall be in accordance with the amounts set forth on such Transferred Task Orders, and any Batches produced pursuant to such Transferred Task Orders shall not be considered or included for consideration of the Company’s Minimum Purchase Commitment or SAFC’s Performance Bonus.

12.2

Financial Records. SAFC will keep accurate financial records of all Services performed under this Agreement including invoice calculations. Company, at its own expense, have access to such financial records upon [***] prior written notice to SAFC, and upon mutually agreeable times and dates during SAFC’s normal business hours for the sole purpose of verifying the correctness of such calculations. All information and materials made available to or otherwise obtained or prepared by or for Company in connection with such an audit shall be SAFC’s Confidential Information. Company may not exercise this right more than once for any Contract Year. Furthermore, in the event that Company is required to capitalize the Manufacturing Facility in accordance with U.S. generally accepted accounting principles and the applicable accounting standards (and any applicable updates or successor accounting guidance promulgated by the Financial Accounting Standards Board), and solely for such purpose, SAFC shall cooperate with Company and shall provide to Company such information reasonably necessary to permit Company to account for this Agreement as a capital lease in Company’s financial statements. Such information provided to Company shall be the Confidential Information of SAFC.

12.3

Publicity. Each party shall obtain the prior written approval of the other party, such approval not to be unreasonably withheld, to the content of any written publicity, news release or other public statement or announcement which includes the name of the other party and relates to this Agreement, prior to originating or releasing it. Each party shall advise the other as to whether or not any publicity, news release or other public statement or announcement is approved within [***] after the receipt of the text of the publicity, news release or other public statement or announcement, failing which it shall be deemed to be

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approved.  If a party advises that it will not approve any publicity, news release or other public statement or announcement, the party that is refusing to approve shall provide the other party with reasons for the refusal. If either party is prevented from complying with the foregoing as a result of the requirements of a securities commission or other regulatory body, the parties shall not be considered to be in breach of this Section or of the confidentiality obligations set forth in Section 9, but shall use reasonable efforts to consult with and keep the other party informed, and shall use reasonable efforts to obtain a protective order.

12.4

Use of Names.  SAFC shall not use the name of Company or the names of their employees, or representatives or Affiliates in any advertising materials or in any publication without prior written consent of Company.  Company shall not use the name of SAFC or the names of their employees, or representatives or Affiliates in any advertising materials or in any publication without prior written consent of SAFC.  Notwithstanding the foregoing, Company shall be entitled to identify SAFC as the source of Vector Product in any regulatory submission without SAFC’s prior written consent.

12.5	Limitation of Liability and Damages.

(a)NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (SUCH AS LOST PROFITS), EXCEPT FOR BREACH OF CONFIDENTIALITY OBLIGATIONS OR AS EXPRESSLY PROVIDED IN THIS AGREEMENT, OR ANY SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT, WHETHER BASED ON CONTRACT, NEGLIGENCE, STRICT LIABILITY, OTHER TORT OR OTHERWISE AND REGARDLESS OF WHETHER ANY PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(b)THE MAXIMUM AGGREGATE LIABILITY OF SAFC AND ITS AFFILIATES TO COMPANY AND ITS AFFILIATES FOR ANY CAUSE OF ACTION (OR RELATED CAUSES OF ACTION) ARISING OUT OF OR RELATED TO THIS AGREEMENT AND/OR THE MANUFACTURE OR DELIVERY OF THE VECTOR PRODUCT [***] GIVING RISE TO THE LIABILITY.

(c)The foregoing limitations in above shall survive notwithstanding any failure of essential purpose of a limited remedy.

12.6	Assignment; Successors; Subcontractors; Third-Party Beneficiaries.

(a)Neither Party may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party, which will not be unreasonably withheld, except that Company may assign, in whole or in part, without such consent any of its rights or obligations under this Agreement (i) to any Affiliate, provided that any such assignment to an Affiliate shall not relieve the assigning Party as the primary obligor hereunder, or (ii) in connection with the merger, consolidation or sale of the stock or substantially all of the assets of the assigning Party’s business responsible for the performance of this Agreement.

(b)Subject to the preceding subsection (a), this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties.

(c)SAFC shall not subcontract or otherwise delegate the performance of any of its obligations hereunder to a non-affiliated third party without the prior written approval of Company.  If Company approves any subcontract, SAFC shall: (a) exercise reasonable diligence in the selection of such subcontractors, (b) fully qualify each subcontractor and (c) remain primarily liable for the performance of its obligations hereunder.

(d)Nothing expressed or referred to in this Agreement will be construed to give

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any person other than the Parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

12.7

Transactions Outside Scope of Agreement.  Other than as expressly provided for otherwise in this Agreement, this Agreement shall in no way limit or restrict the ability of either Party or any Affiliate of such Party to offer its products or services to any other person.

12.8

No Transfer of Rights.  No transfer, grant or license of rights under any patent or copyright or to any proprietary information or trade secret is made or is to be implied by this Agreement except as may be expressly stated otherwise herein.

12.9

Independent Contractors.  The Parties undertake to carry out this Agreement as independent contractors.  No franchise, partnership, joint venture or relationship of principal and agent is intended by this Agreement.  Neither Party is authorized, in the name of or on behalf of the other Party, to incur any obligation, receive any benefit or right or otherwise bind the other Party.  All employees, agents, representatives and contractors of a Party are solely those of such Party and no acts thereof will be binding upon the other Party.

12.10

Waiver.  The failure or the delay of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision or of the right of such Party thereafter to enforce such provision.  No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach of this Agreement.

12.11

Severability.  Should any provision of this Agreement become void or be cancelled, then the other provisions shall remain in full force and effect.  If a provision of this Agreement should be void or should be declared void, then the Parties will attempt to replace it by another valid provision or will leave the provision unreplaced by mutual consent.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.12	Exhibits. All Exhibits attached hereto are hereby incorporated in and made a part of this Agreement as if fully set forth herein.
12.13

Entire Agreement.  This Agreement, including all Exhibits, Task Orders, Purchase Orders hereto, contains the final, complete and exclusive agreement of the Parties relative to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements relating to its subject matter.

12.14	Amendment. This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by written amendment signed by the Parties hereto.
12.15

Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile (with written confirmation of transmission), (iii) when received by the addressee if sent by registered or certified mail (return receipt requested) or if sent by an internationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a Party may designate by notice to the other Party):

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If to Company:bluebird bio, Inc.

60 Binney Street

Cambridge, MA 02142

Attention: Chief Legal Officer

With copy to: Chief Technology and Manufacturing Officer

All invoices to:

invoices@bluebirdbio.com

If to SAFC:SAFC Carlsbad, Inc.

6211 El Camino Real

Carlsbad, CA 92009

Attention: General Manager

With a copy to:EMD Millipore Corporation

400 Summit Drive

Burlington, MA 01803

Attention: General Counsel

12.17

Section Headings; Construction.  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

12.18

Force Majeure.  Any events that are beyond the reasonable control of the Parties, such as fire, flood, war, strike, civil unrest, terrorism, natural catastrophes, government acts and regulations, national, international or sectoral financial crises and other cases of force majeure beyond a Party’s control (a “Force Majeure Event”), will, except for Company’s payment obligations hereunder, for the duration of the event as it affects the affected Party, suspend the obligations of the affected Party under this Agreement.  As soon as there is an indication of an event of force majeure, the Party affected by it will advise the other Party within [***] or as soon as practical of the effect of such event on this Agreement and about the measures to be taken to mitigate such effect.  The Parties are obligated to use reasonable efforts to mitigate damages and to resume the fulfilment of the contractual obligations as quickly as possible.

12.19

Expenses.  Except as otherwise expressly provided in this Agreement, in the Exhibits hereto or in any agreement or other document expressly referenced herein and forming a part hereof, including the Quality Agreement, each Party to this Agreement will bear its respective expenses incurred in connection the performance of its obligations hereunder.  In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of a Party arising from a breach of this Agreement by the other.

12.20

Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.21

Entire Agreement.  This Agreement (including the Exhibits and executed Task Orders or Purchase Orders hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof, and it supersedes all prior oral and written agreements, commitments or understandings with respect to the matters provided for herein, including without limitation the Prior Agreement, any Confidentiality Agreement and any other confidentiality agreement, memorandum of understanding, letter of intent or letter of agreement.

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12.22

Survival.  Neither expiration nor termination of this Agreement shall terminate those obligations and rights of the parties pursuant to this Agreement which by their terms are intended to survive and such provisions shall survive the expiration or termination of this Agreement.  Without limiting the generality of the foregoing, the following provisions of this Agreement shall survive any expiration or termination hereof: Sections 2.8(b) and (c), 2.9, 7, 9.1, 9.2, 9.3, 9.5, 9.6, 10.3, 11, 12, and all definitions herein required to interpret the foregoing.

IN WITNESS WHEREOF, the Parties intending to be bound by the terms and conditions hereof have caused this Agreement to be signed effective as of the Effective Date by their duly authorized representatives.

SAFC CARLSBAD, INC.	bluebird bio, Inc.
By: /s/ Martha Rook	By: /s/ Jason F. Cole
Name: Martha Rook	Name: Jason F. Cole
Title: Head of Gene Editing and Novel Modalities	Title: Chief Legal Officer

Index of Exhibits

Exhibit 1 – [***]

Exhibit 2 – [***]

Exhibit 3 – [***]

Exhibit 4 – [***]

Exhibit 5 – [***]

Exhibit 6 – [***]

Exhibit 7 – [***]

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